Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-257140 on Form S-8 of our reports dated March 10, 2022, relating to the consolidated financial statements of Steel Partners Holdings L.P. (the “Company”), and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 10-K of Steel Partners Holdings L.P. for the year ended December 31, 2021.

/s/Deloitte & Touche LLP

New York, NY
March 10, 2022